SHAREHOLDER SERVICES AGREEMENT
                                FOR THE GCGTRUST

Gentlepersons:

The GCG Trust (the "Trust" or "We"), a Massachusetts business trust registered as a management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), in connection with classes of the Trust's separate series of shares (the "Series") listed on the attached Schedule A, hereby appoints Directed Services, Inc. (the "Administrator" or "You") to provide shareholder services pursuant to this Shareholder Services Agreement (the "Agreement").

1. In consideration of the provision of shareholder services and/or account maintenance services to direct or indirect beneficial owners of Class A or Class S Shares of the Series ("Service Shares"), We shall pay You a fee periodically. Attached hereto as Schedule B is a list of certain types of services which are contemplated to be provided in accordance with this Agreement.

2. In consideration of the services under this Agreement, We agree to pay You quarterly a service fee at an annual rate equal to twenty-five basis points (0.25%) of the average daily net asset value of the Class A or Class S Shares of each Series. For purposes of computing the payment to You under this paragraph, the average daily net asset value of each Class of Shares each quarter shall be computed by totaling each Series' holdings in that Class (Class Share net asset value multiplied by total number of Class Shares) on each business day during the quarter and dividing by the total number of business days during such period. The payment to You under this paragraph shall be calculated by the Trust at the end of each quarter and will be paid to You within thirty (30) days thereafter.

3. We shall pay You the total of the fees calculated for each Series for any period with respect to which such calculations are made within 45 days after the close of such period.

4. We reserve the right to withhold payment with respect to any Class of Shares purchased and redeemed or repurchased by the Trust within seven (7) business days after the date of our confirmation of such purchase.

5. You shall furnish the Trust at least quarterly a written report as to (i) the amounts paid by You pursuant to this Agreement, and (ii) the purposes for which such expenditures were made, as well as any other information as shall reasonably be requested by the Trustees.

6. Neither You nor any of your employees or agents are authorized to make any representation concerning shares of the Trust except those contained in the then-current Prospectus or annual or semi-annual reports to shareholders for the Trust, and You shall have no authority to act as agent for the Trust outside the parameters of this Agreement.

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7.   The Agreement may be terminated at any time without payment of any penalty by vote of a majority of the Independent Trustees (as that term is defined in the Prospectus for the Trust) on not more than sixty (60) days' written notice.

8. The Agreement may not be assigned to any person who is not your affiliate without our written consent.

9. You shall comply with all applicable state and Federal laws and the rules and regulations of authorized regulatory agencies.

10. The Agreement and any Schedule hereto may not be revised except by mutual written agreement between the parties and any material amendment to the Agreement must be approved by a vote of a majority of the Independent Trustees. This Agreement may be revised only upon 60 days' written notice or upon such shorter notice as the parties may mutually agree.

11.  All communications to the Trust shall be sent to:

     1475 Dunwoody Drive
     West Chester, PA  19380
     Attention:  Chief Counsel

     Any notice to You shall be sent to:

     1475 Dunwoody Drive
     West Chester, PA  19380
     Attention: Chief Counsel

12. This Agreement shall be construed in accordance with the laws of the State of Delaware provided that nothing herein shall be construed in a manner inconsistent with the Investment Company Act of 1940, as amended or the rules or orders of the Securities and Exchange Commission thereunder, and shall be interpreted and construed to further and promote the operation of the Trust as an open-end investment company.

     IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the 26th day of February, 2002.

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                                   SCHEDULE A

                               SCHEDULE OF SERIES

                               WITH RESPECT TO THE

                            SHAREHOLDER SERVICES PLAN

                                     BETWEEN

                    THE GCG TRUST AND DIRECTED SERVICES, INC.

Equity Income Series (formerly,                                          S, A
Multiple Allocation Series)
Fully Managed Series                                                     S, A
Limited Maturity Bond Series                                             S, A
Hard Assets Series                                                       S, A
Real Estate Series                                                       S, A
Liquid Asset Series                                                      S, A
Capital Appreciation Series                                              S, A
Van Kampen Growth and Income Series (formerly,                           S, A
Rising Dividends Series)
Value Equity Series                                                      S, A
Strategic Equity Series                                                  S, A
Capital Guardian Trust Small Cap Series (formerly,                       S, A
Small Cap Series)
Mid-Cap Growth Series                                                    S, A
Total Return Series                                                      S, A
Research Series                                                          S, A
Capital Growth Series (formerly,                                         S, A
Growth & Income Series)
Growth Series (formerly,                                                 S, A
Value + Growth Series)
Core Bond Series (formerly,                                              S, A
Global Fixed Income Series)
Developing World Series                                                  S, A
International Equity Series                                              S, A
Investors Series                                                         S, A
Diversified Mid-Cap Series                                               S, A
Asset Allocation Growth Series                                           S, A
Special Situations Series                                                S, A
Janus Growth and Income Series (formerly,                                S, A
Growth and Income Series)
Internet TollkeeperSM Series                                             S, A
High Yield Series*                                                       S, A
Managed Global Series                                                    S, A

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All Cap Series                                                           S, A
Large Cap Value Series                                                   S, A
Fundamental Growth Focus Series*                                         S, A
Focus Value Series*                                                      S, A
Global Franchise Series*                                                 S, A
Equity Growth Series*                                                    S, A
J.P. Morgan Fleming Small Cap Equity Series*                             S, A
International Enhanced EAFE Series*                                      S, A

      * These Series have not commenced operations as of February 26, 2002.

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                                   SCHEDULE B

                 TO THE SHAREHOLDER SERVICES AGREEMENT RELATING
                                TO THE GCG TRUST

     The types of shareholder services which may be compensated pursuant to the Agreement include, but are not necessarily limited to, the following:

1. Teleservicing support in connection with existing investments in the Portfolios;

2. Delivery and responding to inquiries respecting Trust prospectuses, reports, notices, proxies and proxy statements and other information respecting the Portfolios;

3. Facilitation of the tabulation of variable contract owners' votes in the event of a meeting of Trust shareholders;

4. The conveyance of information relating to shares purchased and redeemed and share balances to the Trust, its transfer agent, or You as may be reasonably requested;

5. Provision of support services including providing information about the Trust and its Portfolios and answering questions respecting the Trust and its Portfolios, including questions respecting variable contract owners' interest in one or more Portfolios; and

6.   Provision of other services as may be agreed to from time to time.